IMMEDIATE NEWS RELEASE

Schmitt Announces Fiscal 2021 Operating Results

August 31, 2021	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) (the “Company” or “Schmitt”) today announced its operating results for the fiscal year ended May 31, 2021.

For the year ended May 31, 2021 (“Fiscal 2021”), the Company reported revenue from continuing operations of $7,864,350, an increase of 87.7% from $4,189,924 in Fiscal 2020. The increase in revenue was driven by the Company’s new Ice Cream Segment. No revenues for the Ice Cream Segment are included in Fiscal 2020 due to the acquisition occurring subsequent to Fiscal 2020 year end.

Gross margins decreased to 41.6% for Fiscal 2021 from 46.6% in Fiscal 2020. The decrease primarily due to lower gross margins in the newly acquired Ice Cream Segment and increased material costs for the Measurement Segment due to market effects of the COVID-19 pandemic.

Operating expenses for Fiscal 2021 increased to $13,156,893, as compared to $4,130,470 for Fiscal 2020. This increase was primarily due to the inclusion of the Ice Cream Segment, which accounted for 71.5% of total operating expenses. Operating expenses also included the impairment of indefinite-lived assets of $903,422 and an increase of professional fees totaling $279,673, or 19.5%, to $1,714,708 in Fiscal 2021 as compared to $1,435,035 in Fiscal 2020.

Net loss from continuing operations was ($8,089,672), or ($2.15) per fully diluted share, for Fiscal 2021 as compared to a net loss of ($1,842,304), or ($0.47) per fully diluted share, for 2020.

The Company finished the year ended May 31, 2021 with $4,032,690 in cash, as compared to $10,146,531 for Fiscal 2020.

Michael Zapata, Chairman and CEO, commented, “Fiscal year 2021 was a year of investments for Schmitt. Through our Ample Hills purchase and subsequent investments in the foundation of the business, to our SMS team focusing on business development and expanding our IoT offerings, our teams have been concentrating on short and long-term objectives we can influence.”

“For Ample Hills, the operating loss was in line with our expectations when we purchased the company in July of 2021. We anticipated the cost that would be required to both carry the company through a restrained retail environment while investing in the foundation of the business. We invested $3.1 million in non-recurring cash outflows for Fiscal 2021, including the acquisition of Ample Hills, capital improvements for the Ice Cream segment, ERP implementation costs and stock repurchases. Although we anticipate some continued overhang from the global pandemic, we are pleased with the progress and excited for the continuing growth from the team’s efforts.”

“For our Measurement Segment, our Portland based team continues to expand our offering bases and invest in our customer’s while focusing on business development. While some of our legacy customers have been more impacted through constrained CAPEX, we are seeing some growth in new customers.”

“As we look ahead, we are focusing on our cash positions to continue to further invest in our businesses.”

Real Estate Update

Schmitt listed the 28th Street building for sale on December 18, 2020. There is no certainty or timing of the sale of this property.

Schmitt Industries, Inc.

Consolidated Balance Sheets

	Fiscal Year Ended May 31,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$4,032,690	$10,146,531
Restricted cash	—	420,000
Accounts receivable, net	1,154,645	574,926
Inventories	1,553,310	1,059,357
Prepaid expenses	198,345	60,674
Income taxes receivable	18,057	—
Total current assets	6,957,047	12,261,488

Leasehold assets	10,448,486	—
Property and equipment, net	2,824,017	652,136
Property and equipment held for sale, net	174,847	—
Leasehold, utilities, and ERP deposits	431,808	—
Other assets
Intangible assets, net	337,725	287,602
TOTAL ASSETS	$21,173,930	$13,201,226

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$583,750	$267,660
Accrued commissions	60,614	41,450
Accrued payroll liabilities	527,608	86,372
Accrued liabilities	465,146	265,349
Customer deposits and prepayments	93,364	12,239
Other accrued liabilities	694,590	587,492
Income taxes payable	—	47,462
Current portion of long-term lease liabilities	1,042,331	—
Current portion of long-term debt	541,691	—
Total current liabilities	4,009,094	1,308,024

Long-term debt	3,253,389	—
Long-term leasehold liabilities	10,141,864	—
Total liabilities	17,404,347	1,308,024

Stockholders' equity
Common stock, no par value, 20,000,000 shares authorized, 4,204,553 and 3,786,502 shares issued and outstanding at May 31, 2021, respectively; and 4,202,605 and 3,784,554 shares issued and outstanding at May 31, 2020, respectively	12,223,359	12,257,306
Accumulated deficit	(8,453,776)	(364,104)
Total stockholders' equity	3,769,583	11,893,202
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$21,173,930	$13,201,226

The accompanying notes are an integral part of these consolidated financial statements.

  Schmitt Industries, Inc.

Consolidated Statements of Operations and Comprehensive (Loss) Income

	Fiscal Year Ended May 31,
	2021	2020
Net sales	$7,864,350	$4,189,924
Cost of revenue	4,593,588	2,239,376
Gross profit	3,270,762	1,950,548
Operating expenses:
General, administrative and sales	12,045,174	4,061,621
Impairment of intangible assets	903,422	—
Transaction costs	125,167	—
Research and development	83,130	68,849
Total operating expenses	13,156,893	4,130,470
Operating loss	(9,886,131)	(2,179,922)
Bargain purchase gain	1,138,808	—
Interest expense	(19,038)	—
Other income, net	273,023	322,980
Loss before income taxes	(8,493,338)	(1,856,942)
Income tax benefit from continuing operations	(403,666)	(14,638)
Net loss from continuing operations	(8,089,672)	(1,842,304)
Income from discontinued operations, including gain on sale, net of tax	—	5,722,879
Net (loss) income	$(8,089,672)	$3,880,575

Net loss per common share from continuing operations:
Basic	$(2.15)	$(0.47)
Weighted-average number of common shares, basic	3,765,783	3,939,833
Diluted	$(2.15)	$(0.47)
Weighted-average number of common shares, diluted	3,765,783	3,939,833

Net income per common share from discontinued operations:
Basic	$—	$1.45
Weighted-average number of common shares, basic	3,765,783	3,939,833
Diluted	$—	$1.45
Weighted-average number of common shares, diluted	3,765,783	3,939,833

Net (loss) income per common share:
Basic	$(2.15)	$0.98
Weighted-average number of common shares, basic	3,765,783	3,939,833
Diluted	$(2.15)	$0.98
Weighted-average number of common shares, diluted	3,765,783	3,939,833

Comprehensive (loss) income
Net (loss) income	$(8,089,672)	$3,880,575
Total comprehensive (loss) income	$(8,089,672)	$3,880,575

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Summary Data for the Three Months and Fiscal Year Ended May 31, 2021 and May 31, 2020

	Three Months Ended, May 31,		Change
	2021	2020	$	%
Revenue, net	$2,658,709	$967,708	$1,691,001	174.7%
Gross margin	32.7%	49.7%
Operating expenses	$4,482,514	$1,312,283	$3,151,154	236.7%
Net loss from continuing operations	$(3,454,065)	$(703,823)	$(2,737,671)	389.0%
Net loss per common shares from continued operations, diluted	$(0.92)	$(0.18)	$(0.73)	(405.5%)

	Fiscal Year Ended, May 31,		Change
	2021	2020	$	%
Revenue, net	$7,864,350	$4,189,924	$3,674,426	87.7%
Gross margin	41.6%	46.6
Operating expenses	$13,156,893	$4,130,470	$9,026,423	218.5%
Net loss from continuing operations	$(8,089,672)	$(1,842,304)	$(6,253,812)	(339.5%)
Net loss per common shares from continued operations, diluted	$(2.15)	$(0.47)	$(1.68)	(357.4%)

Segment Summary Data for the Three Months and Fiscal Year Ended May 31, 2021 and May 31, 2020

Measurement Segment

	Three Months Ended, May 31,		Change
	2021	2020	$	%
Revenue, net	$897,412	$967,078	$(69,666)	(7.2%)
Gross margin	24.9%	49.6%
Operating expenses	$917,493	$1,312,283	$34,718	2.61%
Net loss from continuing operations	$(465,203)	$(703,823)	$238,527	33.9%
Net loss per common shares from continued operations, diluted	$(0.12)	$(0.18)	$0.06	33.3%

	Fiscal Year Ended, May 31,		Change
	2021	2020	$	%
Revenue, net	$3,820,914	$4,189,924	$(369,010)	8.8%
Gross margin	$44.0%	46.6%	2.6%
Operating expenses	$3,745,446	4,130,470	$385,024	9.3%
Net loss from continuing operations	$(1,789,814)	$(1,842,304)	$52,492	2.11%
Net loss per common shares from continued operations, diluted	$(0.48)	$(0.47)	$—	—

Ice Cream Segment

	Three Months Ended, May 31,		Change
	2021	2020	$	%
Revenue, net	$1,761,297	$—	$1,761,297	100.0%
Gross margin	36.7%	—	36.1%
Operating expenses	$3,565,021	$—	$3,174,236	100.0%
Net loss from continuing operations	$(2,988,862)	$—	$(2,996,384)	100.0%
Net loss per common shares from continued operations, diluted	$(0.79)	$—	$(0.79)	100.0%

	Fiscal Year Ended, May 31,		Change
	2021	2020	$	%
Revenue, net	$4,043,436	$—	$4,043,436	100.0%
Gross margin	39.4%	—	39.4%
Operating expenses	$9,411,447	$—	$9,411,447	100.0%
Net loss from continuing operations	$(6,299,858)	$—	$(6,299,858)	100.0%
Net loss per common shares from continued operations, diluted	$(1.67)	$—	$(1.67)	100.0%

Consolidated Reconciliation of Adjusted EBITDA for the Three Months and Fiscal Year Ended May 31, 2021 and May 31, 2020

	Three Months Ended May 31,
	2021	2020

Loss before income taxes from continuing operations	$3,453,064	$(706,426)
Depreciation and amortization	241,491	40,057
EBITDA from continuing operations	$(3,211,573)	$(666,369)
Adjusted for:
Bargain purchase gain	48,427	—
Impairment of intangible assets	903,422	—
Stock-based compensation	103,052	27,324
Income from discontinued product line	10,206	(33,210)
Reorganization, legal, and transaction fees	—	240,233
Unrecoverable inventory costs	—	—
Software write-downs and recoveries	—	(40,469)
Adjusted EBITDA from continuing operations	$(2,146,466)	$(472,491)

	Fiscal Year Ended May 31,
	2021	2020

Loss before income taxes from continuing operations	$(8,493,338)	$(1,856,942)
Depreciation and amortization	549,223	161,137
EBITDA from continuing operations	$(7,944,115)	$(1,695,805)
Adjusted for:
Bargain purchase gain	(1,138,808)	—
Impairment of intangible assets	903,422	—
Stock-based compensation	266,545	354,048
Income from discontinued product line	(46,934)	(167,479)
Reorganization, legal, and transaction fees	125,167	842,162
Unrecoverable inventory costs	—	76,099
Software write-downs and recoveries	—	17,473
Adjusted EBITDA from continuing operations	$(7,834,723)	$(573,502)

Use of Non-GAAP Financial Measures by Schmitt Industries

This release presents the non-GAAP financial measures “Adjusted EBITDA from continuing operations”, “Adjusted net loss from continuing operations (Non-GAAP)”, and “Non-GAAP loss per fully diluted share.” The most directly comparable measure for these non-GAAP financial measures are net income and basic and diluted net income per share. The Company presents adjusted EBITDA after excluding the bargain purchase gain related to the Ample Hills acquisition, related transaction and re-organization expenses, and stock-based compensation.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Schmitt’s financial condition and results of operations is included as Exhibit 10.5 to Schmitt’s report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2021.

About Schmitt Industries

Schmitt Industries, Inc., founded in 1987, designs, manufactures and sells high precision test and measurement products, solutions and services through its Acuity® and Xact® product lines. Acuity provides laser and white light sensor distance measurement and dimensional sizing products, and our Xact line provides ultrasonic-based remote tank monitoring products and related monitoring revenues for markets in the Internet of Things environment. The Company also owns and operates Ample Hills Creamery, a beloved ice cream manufacturer and retailer based in Brooklyn, NY.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. A complete discussion of the risks and uncertainties that may affect Schmitt’s business, including the business of its subsidiary, is included in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Michael R. Zapata, President and CEO Philip Bosco, CFO and Treasurer (503) 227-7908 or visit our website at www.schmitt-ind.com